                                                                  Exhibit (b)(2)


===============================================================================
                           THIRD AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          DATED AS OF JANUARY 4, 1999

                                     AMONG

                              MAXXIM MEDICAL, INC.

                                  AS BORROWER,

                               NATIONSBANK, N.A.

                                   AS AGENT,

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                               AS LEAD ARRANGER,

             THE BANK OF NOVA SCOTIA AND FIRST UNION NATIONAL BANK

                              AS MANAGING AGENTS,

                                      AND

                             THE BANKS NAMED HEREIN

                                    AS BANKS




                                $325,000,000.00


===============================================================================

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
                                       ARTICLE 1

                           DEFINITIONS AND ACCOUNTING TERMS

Section 1.1  Certain Defined Terms..................................................................1
Section 1.2  Computation of Time Periods...........................................................18
Section 1.3  Accounting Terms; Changes in GAAP.....................................................18
Section 1.4  Classes and Types of Advances.........................................................18
Section 1.5  Miscellaneous.........................................................................18

                                       ARTICLE 2

                                   CREDIT FACILITIES

Section 2.1  Commitments...........................................................................18
Section 2.2  Advancing.............................................................................19
Section 2.3  Prepayments...........................................................................22
Section 2.4  Repayment.............................................................................23
Section 2.5  Fees..................................................................................24
Section 2.6  Interest..............................................................................24
Section 2.7  Illegality............................................................................25
Section 2.8  Breakage Costs........................................................................25
Section 2.9  Increased Costs.......................................................................26
Section 2.10 Payments and Computations.............................................................28
Section 2.11 Taxes.................................................................................29
Section 2.12 Letters of Credit.....................................................................31

                                       ARTICLE 3

                                 CONDITIONS OF LENDING

Section 3.1  Conditions Precedent to Initial Borrowings............................................35
Section 3.2  Conditions Precedent to Merger Borrowing..............................................38
Section 3.3  Conditions Precedent to Each Borrowing and Letter of Credit...........................40
Section 3.4  Determinations Under Sections 3.1 and 3.2.............................................40




                                        -i-





                                       ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES

Section 4.1  Organization..........................................................................41
Section 4.2  Authorization.........................................................................41
Section 4.3  Enforceability........................................................................41
Section 4.4  Financial Condition...................................................................41
Section 4.5  Ownership and Liens...................................................................42
Section 4.6  True and Complete Disclosure..........................................................42
Section 4.7  Litigation............................................................................42
Section 4.8  Compliance with Agreements............................................................42
Section 4.9  ERISA.................................................................................42
Section 4.10 Environmental Condition...............................................................42
Section 4.11 Subsidiaries..........................................................................43
Section 4.12 Investment Company Act................................................................43
Section 4.13 Public Utility Holding Company Act....................................................43
Section 4.14 Taxes.................................................................................43
Section 4.15 Permits, Licenses, etc................................................................44
Section 4.16 Tender Offer and Merger...............................................................44
Section 4.17 Year 2000.............................................................................44
Debt     ..........................................................................................44

                                       ARTICLE 5

                                       COVENANTS

Section 5.1  Organization..........................................................................45
Section 5.2  Reporting.............................................................................45
Section 5.3  Financial Covenants...................................................................47
Section 5.4  Debt..................................................................................48
Section 5.5  Liens.................................................................................48
Section 5.6  Agreements Restricting Liens..........................................................48
Section 5.7  Use of Proceeds.......................................................................48
Section 5.8  Corporate Transactions................................................................49
Section 5.9  Asset Sales...........................................................................49
Section 5.10 Distributions.........................................................................49
Section 5.11 Transactions with Affiliates..........................................................50
Section 5.12 Insurance.............................................................................50
Section 5.13 Investments...........................................................................50
Section 5.14 Lines of Business.....................................................................51
Section 5.15 Compliance with Laws..................................................................51
Section 5.16 Taxes.................................................................................51
Section 5.17 Environmental Matters.................................................................51
Section 5.18 New Subsidiaries......................................................................51



                                      -ii-



Section 5.19 Subordinated Debt.....................................................................51
Section 5.20 Additional Legal Opinions.............................................................52
Section 5.21 Security..............................................................................52
Section 5.22 Acquisitions..........................................................................52
Section 5.23 Interest Rate Protection..............................................................52

                                       ARTICLE 6

                                 DEFAULT AND REMEDIES

Section 6.1  Events of Default.....................................................................52
Section 6.2  Optional Acceleration of Maturity.....................................................54
Section 6.3  Automatic Acceleration of Maturity....................................................55
Section 6.4  Cash Collateral Account...............................................................55
Section 6.5  Setoff................................................................................56
Section 6.6  Remedies Cumulative, No Waiver........................................................56
Section 6.7  Application of Payments...............................................................56

                                       ARTICLE 7

                            THE AGENT AND THE ISSUING BANK

Section 7.1  Appointment, Powers, and Immunities...................................................57
Section 7.2  Reliance by Agent.....................................................................57
Section 7.3  Defaults..............................................................................57
Section 7.4  Rights as Bank........................................................................58
Section 7.5  Indemnification.......................................................................58
Section 7.6  Non-Reliance on Agent and Other Banks.................................................58
Section 7.7  Resignation of Agent and Issuing Bank.................................................59

                                       ARTICLE 8

                                     MISCELLANEOUS

Section 8.1  Costs and Expenses....................................................................59
Section 8.2  Indemnification.......................................................................59
Section 8.3  Waivers and Amendments................................................................60
Section 8.4  Severability..........................................................................60
Section 8.5  Survival of Representations, Etc......................................................61
Section 8.6  Binding Effect........................................................................61
Section 8.7  Bank Assignments and Participations...................................................61
Section 8.8  Notices, Etc..........................................................................63



                                     -iii-



Section 8.9  Governing Law.........................................................................63
Section 8.10 Execution in Counterparts.............................................................63
Section 8.11 Waiver of Jury; Submission to Jurisdiction............................................63


                                   EXHIBITS:

Exhibit A             -       Assignment and Acceptance
Exhibit B             -       Compliance Certificate
Exhibit C             -       Form of Guaranty
Exhibit D             -       Letter of Credit Application
Exhibit E-1           -       Notice of Borrowing
Exhibit E-2           -       Notice of Continuation or Conversion
Exhibit F             -       Form of Pledge Agreement
Exhibit G-1           -       Form of Revolving Credit Note
Exhibit G-2           -       Form of Term Note
Exhibit H             -       Form of Security Agreement
Exhibit I             -       Required New York Counsel Opinions
Exhibit J             -       Required Local Counsel Opinions


                                   SCHEDULES:

Schedule I            -       Notice Information
Schedule II           -       Disclosures
Schedule III          -       Subsidiaries
Schedule IV           -       Insurance



                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


         This Third Amended and Restated Credit Agreement dated as of January 4, 1999 is among (a) Maxxim Medical, Inc., a Texas corporation ("Borrower"),
(b) the Banks (as defined below), and (c) NationsBank, N.A., as agent for the Banks.

         The Borrower, the Banks, and the Agent (as defined below) hereby agree as follows:


                                  INTRODUCTION


         A. The Borrower, the Agent, and the certain banks are parties to the Second Amended and Restated Credit Agreement dated as of July 30, 1996 (as the same has been amended, modified and supplemented since such date, the "Existing Credit Agreement").

         B. The Borrower, the Agent, and the Banks have agreed to amend and restate the Existing Credit Agreement by entering into this Agreement.


                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the terms "Borrower" and "Existing Credit Agreement" shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptable Security Interest" means a security interest which (a) exists in favor of the Agent for its benefit and the ratable benefit of the Banks, (b) is superior to all other security interests (other than the Liens permitted under clauses (c), (d), (e), (f), (g), (k), and (l) of the definition of "Permitted Liens"), (c) secures the Credit Obligations, and (d) is perfected and enforceable against the Credit Party which created such security interest.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Voting Securities of another Person.

         "Acquisition Co." means MMI Acquisition Corp., a Delaware corporation.

         "Adjusted Base Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 0.5%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Adjusted Cash Flow" means, for any period, (a) EBITDA during such period minus (b) Capital Expenditures incurred by the Borrower and its Subsidiaries during such period.

         "Advance" means any advance by a Bank to the Borrower as a part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

         "Agent" means NationsBank in its capacity as agent for the Banks pursuant to Article 7 and any successor agent pursuant to Section 7.7.

         "Agreement" means this Third Amended and Restated Credit Agreement among the Borrower, the Banks, and the Agent as it may be amended, supplemented, and otherwise modified from time-to-time.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Advance.

         "Applicable Margin" means, at any time with respect to any Advance or the commitment fee, the following percentages determined as a function of the Total Debt Ratio as determined below:

                         LEVEL I         LEVEL II         LEVEL III          LEVEL IV           LEVEL V          LEVEL VI
                      Ratio greater     Ratio less     Ratio less than    Ratio less than     Ratio less        Ratio less
                        than 4.25      than or equal     or equal to        or equal to      than or equal       than or
                                       to 4.25 , but      3.75, but          3.25, but       to 2.75, but        equal to
                                       greater than      greater than      greater than         greater            2.25
                                           3.75              3.25              2.75            than 2.25
=============================================================================================================================
    Eurodollar            2.75%            2.50%            2.25%              2.00%             1.75%            1.50%
      Advance
-----------------------------------------------------------------------------------------------------------------------------
     Base Rate            1.25%            1.00%            0.75%              0.50%             0.25%            0.00%
      Advance
-----------------------------------------------------------------------------------------------------------------------------
    Commitment            0.50%            0.50%            0.50%              0.45%            0.375%            0.375%
        Fee
=============================================================================================================================

; provided that the Applicable Margin for Term Advances on any day before the Merger has occurred shall be 2.75% for Eurodollar Advances and 1.25% for Base Rate Advances.

For purposes of determining the foregoing, the Total Debt Ratio (a) shall be deemed to be Level II from the Effective Date until the later of (i) delivery of the financial statements pursuant to Section 5.2(b) for the fiscal quarter ending on or about April 30, 1999 and (ii) July 6, 1999 and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Sections 5.2(a) and (b). Any change in the Applicable Margin on or after delivery of the financial statements for the fiscal quarter ending on or about July 31, 1999 shall be effective upon the date of delivery of the financial statements pursuant to Sections 5.2(a) and (b). If the Borrower fails to deliver such financial statements within the times specified in Sections 5.2(a) or (b), the Total Debt Ratio shall be deemed to be Level I until the Borrower delivers such financial statements to the Agent and the Banks.

         "Assignment and Acceptance" means an assignment and acceptance executed by a Bank and an Eligible Assignee and accepted by the Agent, in substantially the form of the attached Exhibit A.

         "Banks" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this agreement pursuant to Section 8.7.

         "Base Rate Advance" means an Advance which bears interest based upon the Adjusted Base Rate.

         "Borrowing" means a Revolving Credit Borrowing or a Term Borrowing.

         "Business Day" means a day of the year during which commercial banks are open for business in New York City and Charlotte, North Carolina, and, if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

         "Capital Expenditures" for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

         "Capital Leases" means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Cash Collateral Account" means a special interest bearing cash collateral account containing cash deposited pursuant to Section 6.4 to be maintained at the Agent's office in accordance with Section 6.4.

         "Change in Control" means (a) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) beneficial ownership of issued and outstanding shares of voting stock of the Borrower, the result of which acquisition is that such person or such group possesses in excess of 30% of the combined voting power of all then- issued and outstanding voting stock of the Borrower, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower or (b) the sale or issuance of any capital stock of Maxxim Delaware to a Person other than the Borrower.

         "Class" has the meaning set forth in Section 1.4.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

         "Collateral" means the "Collateral" as defined in the Security Agreements and in the Pledge Agreements.

         "Commitments" means, as to any Bank, its Revolving Credit Commitment and its Term Commitment.

         "Compliance Certificate" means a compliance certificate executed by an authorized officer of the Borrower in substantially the form of the attached Exhibit B.

         "Controlled Group" means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

         "Convert," "Conversion," and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

         "Credit Documents" means this Agreement, the Notes, the Guaranties, the Notices of Borrowing, the Notices of Conversion, the Letters of Credit, the Letter of Credit Applications, the

Derivatives, the Security Documents, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

         "Credit Obligations" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower and its Subsidiaries to the Banks and the Agent under this Agreement and the Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

         "Credit Parties" shall mean the Borrower and each of its Subsidiaries (other than the Dormant Subsidiaries).

         "Debt," for any Person, means without duplication: (a) indebtedness of such Person for borrowed money, including, without limitation, the face amount of any standby letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capital Leases; (e) obligations of such Person under forward sales arrangements, calls, options, swaps, collars, caps, or other similar transactions, including any obligations to purchase or sell any commodity or security at a future date for a specific price, entered into to protect such Person from fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices, and securities prices; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (e) above; (g) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any Property of such Person; and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Derivative" means (a) any foreign exchange transaction between the Borrower or any of its Subsidiaries and a Bank and (b) any interest hedge, rate swap, or cap, or similar arrangement between the Borrower or any of its Subsidiaries and a Bank providing for the exchange of interest obligations or the cap of the interest rate on the Advances made under this Agreement.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule I or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Agent.

         "Domestic Subsidiary" means a Subsidiary of the Borrower (a) organized under the laws of the United States of America or of a state of the United States of America or (b) principally doing business in the United States of America.

         "Dormant Subsidiaries" means Winward Industries, PR, Inc., a Texas corporation; Winward Industries of Grenada, Inc., a Texas corporation; Fabritek Romana, Inc., a Mississippi corporation; and Sterile Concepts Limited, a United Kingdom limited stock company.

         "EBIT" means, for any period, (a) Net Income for such period plus (b) to the extent deducted in determining Net Income, (i) Interest Expense, (ii) taxes, and (iii) for the period from the Effective Date until the end of the fiscal quarter ending or before July 31, 1999, up to $21,000,000.00 in nonrecurring cash charges and up to $75,000,000.00 in nonrecurring noncash charges, in each case incurred in connection with the Tender Offer and the Merger, for such period.

         "EBITDA" means, for any period, (a) EBIT for such period plus (b) to the extent deducted in determining EBIT, depreciation and amortization for such period.

         "Effective Date" has the meaning set forth in Section 3.1.

         "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a Bank; and
(c) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent and such approval to be deemed given by the Borrower if no objection is received by the assigning Bank and the Agent from the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Law" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of Persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time-to-time.

         "Eurodollar Advance" means an Advance which bears interest based upon the Eurodollar Rate.

         "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Agent.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" means, for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Eurodollar Rate Reserve Percentage" of any Bank for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" has the meaning specified in Section 6.1.

         "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

         "Fair Value" means (a) with respect to the capital stock of the Borrower, the closing price for such capital stock on the trading date immediately preceding the date of the applicable acquisition agreement; provided, such amount may be discounted to the extent such discount is permitted by GAAP and (b) with respect to other assets, the value of the relevant asset as of the date of acquisition or sale determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding

Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Foreign Subsidiary" means a Subsidiary of the Borrower (a) organized under the laws of a jurisdiction other than the United States of America or a state of the United States of America and (b) not principally doing business in the United States of America.

         "GAAP" means United States of America generally accepted accounting principles as in effect from time-to-time, applied on a basis consistent with the requirements of Section 1.3.

         "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Agent, the Issuing Bank, any Bank, the Borrower, or any other Credit Party.

         "Guarantor" means any Person that now or hereafter executes a Guaranty, including Maxxim Delaware and all those Domestic Subsidiaries of the Borrower listed in Schedule III (other than the Dormant Subsidiaries) and all Domestic Subsidiaries of the Borrower required to execute a guaranty under
Section 5.18 in the future.

         "Guaranties" means the Guaranties made by each of the Guarantors now or hereafter executed in substantially the same form as the attached Exhibit C, as the same may be amended, supplemented, and otherwise modified from time-to-time.

         "Hazardous Materials" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any Environmental Law. "Hazardous Materials" shall include, without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

         "Interest Expense" means, for any period, total interest expense for the Borrower and its Subsidiaries, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net of any cash interest income for such period, all as determined in conformity with GAAP.

         "Interest Period" means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, provided that:

         (a) the Borrower may not select any Interest Period for any Term Advance which ends after any principal repayment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Term Advances that are Base Rate Advances and Term Advances having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Term Advances due and payable on or before such date;

         (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

         (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

         (e) any Interest Period for Term Advances at any time before the Merger has occurred may only be for one month.

         "Issuing Bank" means NationsBank and any successor Issuing Bank pursuant to Section 7.7.

         "Lasermedics Convertible Note" means the $7,300,000.00 Convertible Subordinated Promissory Note dated May 1, 1996 by Henley Healthcare, Inc., a Texas corporation, payable to the order of Maxxim Delaware.

         "Lead Arranger" means NationsBanc Montgomery Securities LLC.

         "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

         "Letter of Credit" means, individually, any letter of credit issued by the Issuing Bank which is subject to this Agreement, and "Letters of Credit" means all such letters of credit collectively.

         "Letter of Credit Application" means a letter of credit application in substantially the form of the attached Exhibit D executed by the Borrower in connection with the issuance of any Letter of Credit.

         "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

         "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

         "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

         "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

         "Liquid Investments" means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by any Bank or any Affiliate of any Bank or any commercial banking institutions or corporations rated at least P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Rating Group; (c) certificates of deposit, time deposits, and bankers' acceptances issued by any of the Banks or any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody's Investor Service, Inc. or AA by Standard & Poor's Rating Group; (d) repurchase agreements which are entered into with any of the Banks or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; and (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d). All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 397 days from the date of issue.

         "Majority Banks" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount and Letter of Credit Exposure is then outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments at such time.

         "Material Adverse Change" shall mean a material adverse change (a) in the business, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole, since August 2, 1998; (b) on the validity or enforceability of this Agreement or any of the other Credit Document; (c) on the Borrower's ability to perform its obligations under this

Agreement, any Note or any other Credit Document; or (d) on the Guarantors', taken as a whole, ability to perform their obligations under the Guaranties or any other Credit Document.

         "Material Foreign Subsidiary" means, at any time, any Foreign Subsidiary (a) the consolidated assets of which have a book value at such time equal to or greater than 15% of the aggregate book value of the assets of all Foreign Subsidiaries at such time or (b) the consolidated revenues of which for the 12-month calendar period ending immediately preceding such time are equal to or greater than 15% of the aggregate revenues of all Foreign Subsidiaries at such time for such period.

         "Merger" means the merger of Acquisition Co. with and into the Target contemplated by the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of November 21, 1998 among the Maxxim Delaware, Acquisition Co., and the Target.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

         "Maxxim Delaware" means Maxxim Medical, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

         "NationsBank" means NationsBank, N.A.

         "Net Cash Proceeds" means:

         (a) with respect to any sale, transfer, or other disposition of any of the Borrower's or any of its Subsidiaries' Property (including the sale or transfer of stock or other equity interest by the Borrower or such Subsidiary and property insurance proceeds) all cash and Liquid Investments received by the Borrower or any Guarantor from such sale, transfer or other disposition after (i) payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred; (ii) payment of any outstanding obligations relating to such Property paid in connection with any such sale, transfer, or other disposition; and (iii) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Borrower and the Subsidiaries directly related to such sale, transfer or other disposition and
         (b) with respect to the issuance of any Subordinated Debt, all cash received by the Borrower or any of its Subsidiaries from the issuance of such Subordinated Debt after payment of or deduction for (i) all underwriter's or placement agent's discounts and fees and (ii) reasonable fees and expenses of the Borrower or such Subsidiary incurred in connection with the issuance of any such Subordinated Debt.

         "Net Income" means, for any period, the Borrower's net income for such period, as determined in accordance with GAAP, excluding, however, extraordinary items, including (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (b) any write-up or write-down of assets.

         "Net Worth" means, at any date for any Person that is a corporation, the sum of (a) the par value (or value stated on the books of such Person) of the capital stock of all classes of such Person, (b) the additional paid-in capital of such Person, and (c) the amount of the retained earnings of such Person, all determined in accordance with GAAP, excluding, however, the value of any redeemable preferred stock or similar capital stock and any treasury stock of such Person.

         "Nonordinary Course Asset Sales" means, any sales, conveyances, or other transfers made by the Borrower or any of its Subsidiaries (a) of any division of the Borrower or any of its Subsidiaries, (b) of the capital stock of a Subsidiary of the Borrower by the Borrower or any of its Subsidiaries, (c) outside the ordinary course of business of assets in a transaction or related series of transactions in which the aggregate consideration (whether cash, securities, other Property or assumption of Debt) exceeds $5,000,000.00, or (d) which constitutes an Asset Sale and is not an Exempt Asset Sale (as each such term is defined in the Senior Subordinated Note Indenture).

         "Note" means a Revolving Credit Note or a Term Note.

         "Notice of Borrowing" means a notice of borrowing signed by the Borrower in substantially the form of the attached Exhibit E-1.

         "Notice of Continuation or Conversion" means a notice of continuation or conversion signed by the Borrower in substantially the form of the attached Exhibit E-2.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Debt" means all of the following Debt: (a) Debt of the Credit Parties under the Credit Documents; (b) (i) the Subordinated Debt outstanding on the Effective Date; (ii) up to $100,000,000.00 in original principal amount of Subordinated Debt incurred after the Effective Date; and
(iii) any rearrangements, extensions, or refinancings of Subordinated Debt on terms and for amounts substantially similar to the terms and amounts existing as of the date of issuance of such Subordinated Debt; (c) Debt listed in
Schedule II (under Debt and Liens) and any rearrangements, extensions, or refinancings thereof on terms and for amounts substantially similar to the terms and amounts existing as of the date of this Agreement; (d) intercompany Debt incurred in the ordinary course of business owed (i) by any wholly-owned Subsidiary of the Borrower to the Borrower; (ii) by the Borrower to any of its wholly-owned Subsidiaries; and (iii) by any wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower; (e) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in both cases are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; (f) purchase money indebtedness, any obligations under Capital Leases, and any Debt used to finance any Credit Party's owned or leased real estate, in each case incurred or assumed after the Effective Date in an aggregate principal amount outstanding at any time not to exceed $35,000,000.00; provided that the Borrower may not enter into additional indebtedness of the type described in this clause (f) if a Default is continuing or entering into the additional indebtedness would reasonably be expected to cause a Default; (g) Debt under a Derivative so long as such Derivative is a bona fide hedging activity (and is not for speculative purposes) and is in the ordinary course of business; (h) contingent obligations of any Credit Party as a guarantor of the lessee under any lease pursuant to which the Borrower or any of its Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder, or which may be deemed to exist pursuant to acquisition agreements entered into in connection with acquisitions permitted under Section 5.22 (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations); (i) Debt with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the judgments that do not result in an Event of Default, provided that the aggregate outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this clause shall not at any time exceed $1,000,000.00; and (j) Debt of the Credit Parties not otherwise permitted by this Agreement in an aggregate principal amount at any time outstanding not exceeding $7,500,000.00.

         "Permitted Investments" means (a) investments in the form of trade credit to customers of the Borrower and its Subsidiaries arising in the ordinary course of business and represented by accounts from such customers;
(b) Liquid Investments; (c) investments listed in Schedule II; (d) acquisitions permitted under Section 5.22; (e) ordinary course of business contributions, loans, or advances to, or investments in, (i) a Subsidiary of the Borrower or
(ii) the Borrower; (f) acquisition of the issued and outstanding common stock of the Target in connection with the Tender Offer; (g) the Lasermedics Convertible Note and any equity securities into which such promissory note may be converted in accordance with its terms; (h) loans and advances by the Borrower and its Subsidiaries to employees, officers and directors of the Borrower and its Subsidiaries in connection with relocations, purchases by such employees of Borrower common stock or options or similar rights to purchase Borrower common stock and other ordinary course of business purposes (including travel and entertainment expenses) in an aggregate amount outstanding at any time not to exceed $3,000,000.00; (i) promissory notes and other noncash consideration received by the Borrower and its Subsidiaries in connection with any asset sale permitted hereunder, with the bankruptcy or reorganization of suppliers and customers, or with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business; (j) the conveyance, lease, license, sale or other transfer of Properties to the extent permitted hereunder; (k) advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Borrower or any of its Subsidiaries; (l) in addition to investments permitted by this Agreement, loans, advances and investments to or in a Person in an aggregate amount for all loans, advances and investments made pursuant to this clause not to exceed $7,500,000.00 in the aggregate outstanding at any time; and (m) such other investments as the Agent may approve in writing.

         "Permitted Liens" means all of the following Liens: (a) Liens securing the Credit Obligations; (b) Liens disclosed to the Banks in Schedule II (under Debt and Liens) securing the Debt described in part (c) of the definition of Permitted Debt; (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days; (d) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations; (e) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings; (f) Liens securing purchase money debt, Capital Leases, or real estate Debt permitted under clause (f) of the definition of Permitted Debt, provided that each such Lien encumbers only the property purchased, leased, owned, or financed in connection with the creation of any such purchase money debt, Capital Lease, or real estate Debt; (g) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default; (h) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; (i) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Debt and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (j) Liens arising from precautionary UCC financing statements regarding operating leases; (k) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (l) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Debt and other obligations secured thereby, does not exceed $1,000,000.00 outstanding at any time; and (m) Liens encumbering the capital stock of the Target.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Pledge Agreements" means the Pledge Agreements made by the Borrower and each of its Domestic Subsidiaries (other than, prior to the Merger, the Target and its Subsidiaries) now or hereafter existing which has a Domestic Subsidiary (other than a Dormant Subsidiary) or a Material Foreign in substantially the same form as the attached Exhibit F, as the same may be amended, supplemented, and otherwise modified from time to time.

         "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

         "Pro Rata Share" means, at any time with respect to any Bank, (a) for all provisions of this Agreement other than Section 2.10(b) either (i) the ratio (expressed as a percentage) of such Bank's Commitments at such time to the aggregate Commitments at such time or (ii) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time and (b) for Section 2.10(b), (i) for payments in respect of the Term Advances, the ratio (expressed as a percentage) of such

Bank's aggregate outstanding Term Advances at such time to the aggregate outstanding Term Advances at such time and (ii) for payments in respect of the Revolving Credit Advances, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Revolving Credit Advances at such time to the aggregate outstanding Revolving Credit Advances at such time.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

         "Register" has the meaning set forth in Section 8.7(b).

         "Regulations T, U, and X" means Regulation T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means all of the obligations of the Borrower set forth in Section 2.12(c).

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Revolving Credit Advance" means any advance by a Bank to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

         "Revolving Credit Borrowing" means a Borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Banks pursuant to Section 2.1(a) or Converted by each Bank to Revolving Credit Advances of a different Type pursuant to Section 2.2(b).

         "Revolving Credit Commitment" means, for each Bank, the obligation of each Bank to advance to Borrower the amount set opposite such Bank's name on the signature pages of this Agreement as its Revolving Credit Commitment, or if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Revolving Credit Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c); provided that, after the Revolving Credit Maturity Date, the Revolving Credit Commitment for such Bank shall be zero.

         "Revolving Credit Maturity Date" means the earlier of (a) January 6, 2005 and (b) the earlier termination in whole of the Revolving Credit Commitments pursuant to Section 2.1(c) or Article 6.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of the attached Exhibit G-1, evidencing indebtedness of the Borrower to such Bank resulting from Revolving Credit Advances owing to such Bank.

         "Security Agreements" means each of the Security Agreements between the Borrower and each of the Guarantors and the Agent in substantially the form of the attached Exhibit H, as each may be amended, modified, or supplemented from time to time.

         "Security Documents" means, collectively, the Pledge Agreements, the Security Agreements, and any and all other instruments, documents or agreements now or hereafter executed by the Borrower or any other Person to secure the Credit Obligations.

         "Senior Subordinated Note Indenture" means the Indenture dated as of July 30, 1996 among the Borrower, the Guarantors (as defined therein), and First Union Bank of North Carolina, as trustee, under which the Senior Subordinated Notes are issued.

         "Senior Subordinated Notes" means the 10-1/2% Senior Subordinated Notes due 2006 issued by the Borrower under the Senior Subordinated Note Indenture.

         "Subordinated Debt" means Debt of the Borrower or any of its Subsidiaries (a) under the Senior Subordinated Note Indenture and (b) incurred after the Effective Date under subordination terms at least as favorable as those in the Subordinated Note Indenture and other terms consented to by the Majority Banks and the Agent.

         "Subsidiary" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person.

         "Target" means Circon Corporation, a Delaware corporation.

         "Taxes" has the meaning set forth in Section 2.11(a).

         "Tender Offer" means the tender offer by Acquisition Co. to purchase the outstanding common stock of the Target in accordance with the terms of the Tender Offer Documents.

         "Tender Offer Documents" means (a) the Merger Agreement, (b) the Form 14d-1 filed by the Borrower, Maxxim Delaware, and Acquisition Co. with the Securities and Exchange Commission ("SEC") on November 30, 1998 and all amendments thereto, (c) the Form 14d-9 filed by the Target with the SEC on November 30, 1998 and all amendments thereto, and (d) all other documents, instruments, or SEC filings executed, delivered or filed in connection with the Tender Offer.

         "Term Advance" means an advance by a Bank to the Borrower as part of a Term Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

         "Term Borrowing" means the Borrowing consisting of simultaneous Term Advances of the same Type made by each Bank pursuant to Section 2.1(b) or Converted by each Bank to Term Advances of a different Type pursuant to Section 2.2(b).

         "Term Commitment" means, for each Bank, the amount set opposite such Bank's name on the signature pages of this Agreement as its Term Commitment or, if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Term Commitment in the Register; provided, however, that after the earlier of (a) May 31, 1999 and (b) the date the second Term Borrowing, if any, is made, the Term Commitment for such Bank shall be zero.

         "Term Maturity Date" means January 6, 2005.

         "Term Note" means a promissory note of the Borrower payable to the order of any Bank in substantially the form of the attached Exhibit G-2, evidencing indebtedness of the Borrower to such Bank resulting from any Term Advances owing to such Bank.

         "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under
Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Total Debt Ratio" means the ratio, determined as of the last day of each of the Borrower's fiscal quarters, of (a) the Borrower's Debt as of such day; provided that (i) on the last day of the fiscal quarter ending on or about April 30, 1999, one-fourth, (ii) on the last day of the fiscal quarter ending on or about July 31, 1999, one-half, and (iii) on the last day of the fiscal quarter ending on or about October 31, 1999, three-fourths of the Borrower's Debt as at each such day shall be used to calculate this ratio to (b) EBITDA
(i) for the fiscal quarter ending on or about April 30, 1999, (ii) for the two fiscal quarters ending on or about July 31, 1999, (iii) for the three fiscal quarters ending on or about October 31, 1999, and (iv) for the four fiscal quarters ending on each such day thereafter plus, with respect to each acquisition permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the business acquired for the period commencing of the first day of such period and ending on the date of the closing of such acquisition minus, with respect any asset sales permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the assets sold during such period.

         "Type" has the meaning set forth in Section 1.4.

         "Voting Securities" means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency),
(b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

         "Year 2000 Compliant" has the meaning set forth in Section 4.17.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3 Accounting Terms; Changes in GAAP. (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements referred to in Section 4.4 (except for changes which the Borrower's independent public accountants make no exceptions), and the Borrower shall not permit any change (except for changes with the Borrower's independent public accountants make no exceptions) in the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 unless required to conform to GAAP or approved in writing by the Agent.

         (b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower's financial statements referred to in Section 4.4 (except for changes in the principles of consolidation to which the Borrower's independent public accountants take no exception).

         Section 1.4 Classes and Types of Advances. Advances are distinguished by "Class" and "Type". The "Class" of an Advance refers to the determination of whether such Advance is a Term Advance or a Revolving Credit Advance. The "Type" of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

         Section 1.5 Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.

                                   ARTICLE 2

                               CREDIT FACILITIES

         Section 2.1 Commitments.

         (a) Revolving Credit Commitment. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.7, to make Revolving Credit Advances to the Borrower from time-to-time on any Business Day during the period from the Effective Date until the Revolving Credit Maturity Date in an aggregate amount not to exceed the amount of (i) such Bank's Revolving Credit Commitment minus (ii) such Bank's Pro Rata Share of the Letter of Credit Exposure. Subject to Section 2.2(c)(ii), each Revolving Credit Borrowing shall (i) be in an aggregate amount not less than $1,000,000.00 and in integral multiples of $100,000.00 in excess thereof and (ii) consist of Revolving Credit Advances of the same Type made on the same day by the Banks ratably according to their respective Revolving Credit Commitments. Within the limits of each Bank's Revolving Credit Commitment, the Borrower may from time-to-time borrow, prepay pursuant to
Section 2.3, and reborrow under this Section 2.1(a).

         (b) Term Commitment. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make up to two Term Advances to the Borrower on a Business Day during the period from the Effective Date until May 31, 1999 in an aggregate amount not to exceed such Bank's Term Commitment.

         (c) Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Credit Commitments; provided that each partial reduction shall be in the aggregate amount of $5,000,000.00 and an integral multiple of $1,000,000.00 in excess thereof. Any reduction or termination of the Commitments pursuant to this Section 2.1(c) shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in Section 2.5(a) shall thereafter be computed on the basis of the Commitments, as so reduced.

         (d) Notes. The indebtedness of the Borrower to each Bank resulting from Revolving Credit Advances owing to such Bank shall be evidenced by a Revolving Credit Note. The indebtedness of the Borrower to each Bank resulting from Term Advances owing to such Bank shall be evidenced by a Term Note.

         Section 2.2 Advancing.

         (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing given not later than (i) noon (Charlotte, North Carolina time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) noon (Charlotte, North Carolina time) on the Business Day of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Agent, which shall give to each Bank prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of Borrowing shall be by telecopier or telex, confirmed immediately by the Borrower with a hard copy, specifying the requested (i) date of such Borrowing, (ii) Type and Class of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.6(b). Each Bank shall (i) in the case of all Borrowings other than Borrowings made on the same day as the day the Notice of Borrowing is received, before noon (Charlotte, North Carolina time) on the date of such Borrowing and (ii) in the case of Borrowings made on the same day as the date of the Notice of Borrowing, before 3:00 p.m. (Charlotte, North Carolina time), make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.8, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will make such funds available to the Borrower at its account with the Agent.

         (b) Conversions and Continuations. In order to elect to Convert or continue an Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than noon (Charlotte, North Carolina time) (i) on the Business Day of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of

Conversion or Continuation shall be in writing or by telex or telecopier, confirmed immediately by the Borrower with a hard copy, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Bank of the applicable interest rate under Section 2.6(b). The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing.

         (c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

          (i) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Advances;

          (ii) the Borrower may not select Eurodollar Advances for any Borrowing (A) if the aggregate amount of such Borrowing is less than $3,000,000.00 and in integral multiples of $1,000,000.00 in excess thereof or (B) at any time when a Default has occurred and is continuing;

          (iii) (A) if any Bank shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Advances or to fund or maintain Eurodollar Advances, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance and
     (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank;

          (iv) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

          (v) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

          (vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

         (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower.

         (e) Agent Reliance. Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of any Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

         Section 2.3 Prepayments.

         (a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.3.

         (b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.8 after giving by 11:00 a.m. (Charlotte, North Carolina time) (i) in the case of Eurodollar Advances, at least three Business Days' or (ii) in case of Base Rate Advances, same Business Day's prior written notice to the Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided that each partial prepayment of a Borrowing shall be in a minimum amount not less than $5,000,000.00 and in multiple integrals of $1,000,000.00 in excess thereof.

         (c) Mandatory.

          (i) On the date of each reduction of the aggregate Revolving Credit Commitments pursuant to Section 2.1(c), the Borrower agrees to make a prepayment in respect of the outstanding amount of Revolving Credit Advances to the extent, if any, that the aggregate unpaid principal amount of all Revolving Credit Advances exceeds the aggregate Revolving Credit Commitments, as so reduced.

          (ii) The Borrower shall repay:

               (A) the Term Advances and the Revolving Credit Advances pro rata based on the outstanding principal amount of the Term Advances and the Revolving Credit Advances (and the Revolving Credit Commitments shall ratably reduce by the amount of any such prepayment of Revolving Credit Advances) promptly after any Credit Party's receipt of the cash proceeds from a Nonordinary Course Asset Sale or from insurance proceeds required to be applied to the Advances under
          Section 5.12(c), by an amount equal to 100% of the Net Cash Proceeds such Credit Party receives from such Nonordinary Course Asset Sale or such insurance proceeds;

               (B) the Term Advances and, if the Term Advances have been repaid in full, the Revolving Credit Advances promptly after any Credit Party's receipt of the cash proceeds from the sale of its capital stock, warrants or options to purchase its capital stock, and any other of its equity interests (other than up to $5,000,000.00 of cash proceeds received in any fiscal year from the exercise of stock options) (1) at any time the Total Debt Ratio as of the end of the fiscal quarter ending immediately preceding the date of the receipt of such cash proceeds is 3.0 to 1.0 or greater, by an amount equal to 100% of and (2) at any time the Total Debt Ratio as of the end of the fiscal quarter ending immediately preceding the date of the receipt of such cash proceeds is less than 3.0 to 1.0, by an amount equal to 75% of the Net Cash Proceeds such Credit Party receives from such sale; and

               (C) the Term Advances and, if the Term Advances have been repaid in full, the Revolving Credit Advances promptly after any Credit Party's receipt of the cash proceeds from the issuance of Subordinated Debt by an amount equal to 100% of the Net Cash Proceeds such Credit Party receives from the issuance of Subordinated Debt.

          (iii) Each prepayment pursuant to this Section 2.3 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section
     2.8 as a result of such prepayment being made on such date.

         (d) Application of Term Advance Prepayments. (i) Each prepayment of Term Advances under Section 2.3(b) shall be applied to the scheduled principal installments pro rata and (ii) each prepayment of Term Advances under Section 2.3(c) shall be applied to the scheduled principal installments in the inverse order of maturity.

         Section 2.4 Repayment.

         (a) Revolving Credit Advances. The Borrower shall pay to each Bank the aggregate amount of the Revolving Credit Advances owed to such Bank on the Revolving Credit Maturity Date.

         (b) Term Advances. The Borrower shall repay the Term Advances ratably to the Banks in 24 installments on each April 30, July 31, October 31, and January 31 beginning April 30, 1999 and on the Term Maturity Date in the following amounts on the following dates:

           From April 30, 1999
           through January 31, 2000                  $5,000,000.00

           From April 30, 2000
           through January 31, 2001                  $7,500,000.00

           From April 30, 2001
           through January 31, 2003                  $8,750,000.00

           From April 30, 2003
           through and including
           the Term Maturity Date                    $10,000,000.00


         Section 2.5 Fees.

         (a) Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily amount by which (i) from the Effective Date until the date the Merger occurs, such Bank's Commitments exceeds the sum of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure and (ii) from the date the Merger occurs until the Revolving Credit Maturity Date, such Bank's Revolving Credit Commit exceeds the sum of such Bank's outstanding Revolving Credit Advances and Pro Rata Share of the Letter of Credit Exposure at the rate equal to the Applicable Margin for commitment fees during such period. The fee payable pursuant to this clause (a) is due quarterly in arrears on January 31, April 30, July 31, and October 31 of each year commencing January 31, 1999 and on the Revolving Credit Maturity Date.

         (b) Agent's and Lead Arranger's Fees. The Borrower agrees to pay to the Agent and the Lead Arranger the agent's and arranger's fees described in the letter dated November 21, 1998 from the Agent and the Lead Arranger to the Borrower.

         (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Agent for the pro rata benefit of the Banks, a fee per annum for each Letter of Credit equal to the Applicable Margin for Eurodollar Advances of the face amount of such Letter of Credit and (ii) to the Issuing Bank, a fee for each Letter of Credit of 0.125% per annum of the face amount of such Letter of Credit. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its Expiration Date and be payable in arrears on each January 31, April 30, July 31, and October 31.

         Section 2.6 Interest.

         (a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time-to-time plus the Applicable Margin, provided that (i) while an Event of Default pursuant to Section 6.1(a) is continuing or (ii) while (A) any Event of Default other than pursuant to
Section 6.1(a) is continuing and (B) the Agent has given the Borrower notice that the Majority Banks have exercised their right to increase the rate of interest, the Base Rate Advances shall bear interest at the Adjusted Base Rate in effect from time-to-time plus the Applicable Margin plus 2%. The Borrower shall pay to each Bank all accrued but unpaid interest on such Bank's Base Rate Advances on each January 31, April 30, July 31, and October 31 beginning with January 31, 1999, on the date such Base Rate Advances are repaid in full, and on the Revolving Credit Maturity Date and the Term Maturity Date.

         (b) Eurodollar Advances. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time-to-time, provided that (i) while an Event of Default pursuant to Section 6.1(a) is continuing or (ii) while (A) any Event of Default other than pursuant to
Section 6.1(a) is continuing and (B) the Agent has given the Borrower notice that the Majority Banks have exercised their right to increase the rate of interest, the Eurodollar Advances shall bear interest at the Eurodollar Rate in effect from time-to-time plus the Applicable Margin plus 2%. The Borrower shall pay to each Bank all accrued but unpaid interest on each of such Bank's Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid in full, and on the Revolving Credit Maturity Date and the Term Maturity Date.

         (c) Additional Interest on Eurodollar Advances. The Borrower shall pay to each Bank so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Bank, from the effective date of such Eurodollar Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Eurodollar Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Bank shall be determined by such Bank and notified to the Borrower at least three Business Days before each date on which interest is payable (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

         Section 2.7 Illegality. If any Bank shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Alternate Lending Office to perform its obligations under this Agreement to make, maintain, or fund any Eurodollar Advances of such Bank then outstanding hereunder, (a) the Borrower shall, no later than 10:00 a.m. (Charlotte, North Carolina, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Bank then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8(b) as a result of such prepayment being made on such date, (b) such Bank shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Bank, and
(c) the right of the Borrower to select Eurodollar Advances from such Bank for any subsequent Borrowing shall be suspended until such Bank shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         Section 2.8 Breakage Costs.

         (a) Funding Losses. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost, or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (excluding any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Bank to fund the Eurodollar Advance to be made by such Bank as part of such Borrowing when such Eurodollar Advance, as a result of such failure, is not made on such date.

         (b) Prepayment Losses. If (i) any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance as a result of any voluntary prepayment, payment pursuant to
Section 2.7, the acceleration of the maturity of the Notes, or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower, pay to such Bank any amounts required to compensate such Bank for any additional losses, out-of-pocket costs, or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (excluding loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

         Section 2.9 Increased Costs.

         (a) Eurodollar Advances. If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Advances, its Notes, or its obligation to make Eurodollar Advances, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Advances (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitments of such Bank hereunder; or

              (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Advances, then the Borrower shall pay to such Bank within three Business Days after written demand made by such Bank such amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) Capital Adequacy. If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time within three

Business Days after written demand by such Bank the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Letters of Credit. If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                (i) shall subject the Issuing Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Letter of Credit issued by it or its obligation to issue Letters of Credit, or change the basis of taxation of any amounts payable to the Issuing Bank (or its Applicable Lending Office) under this Agreement in respect of any Letters of Credit issued by its (other than taxes imposed on the overall net income of the Issuing Bank by the jurisdiction in which the Issuing Bank has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any letters of credit or other assets of, or any deposits with or other liabilities or commitments of, the Issuing Bank (or its Applicable Lending Office); or

              (iii) shall impose on the Issuing Bank (or its Applicable Lending Office) any other condition affecting the provision under this Agreement relating to Letters of Credit issued by it or its obligation to issue Letters of Credit;

and the result of any of the foregoing is to increase the cost to the Issuing Bank (or its Applicable Lending Office) of issuing or maintaining, or being obligated to issue, any Letters of Credit or to reduce any sum received or receivable by the Issuing Bank (or its Applicable Lending Office) under this Agreement or the Letters of Credit, then the Borrower shall within three Business Days after written demand by such Bank pay to the Issuing Bank on demand such amount or amounts as will compensate the Issuing Bank for such increased cost or reduction.

         (d) Mitigation. Each Bank and the Issuing Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank or the Issuing Bank to compensation pursuant to this Section 2.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank or the Issuing Bank, be otherwise disadvantageous to it. Any Bank or the Issuing Bank claiming compensation under this Section 2.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank and the Issuing Bank may use any reasonable averaging and attribution methods.

         (e) Right to Replace. The Borrower shall have the right to replace each Bank affected by a condition under Section 2.2(c)(iii) or (v), 2.7, or 2.9(a) or (b) for more than 60 days from the date such Bank was affected by such condition (each such affected Bank, an "Affected Bank") with an Eligible Assignee designated by the Borrower or by the Agent with the Borrower's consent. Any replacement of a Bank pursuant to this paragraph shall be (i) made by the Eligible Assignee's and the Affected Bank's entering into an Assignment and Acceptance and by following the procedures in Section 8.7 for adding a Bank; (ii) shall close within 10 days after the Agent's receipt of a notice of election to replace such Bank from the Borrower; and (iii) shall only be made upon the Affected Bank's being paid in full all principal, interest, and other amounts owed to it as of the effective date of the replacement.

         Section 2.10 Payments and Computations.

         (a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim.

         (b) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Charlotte, North Carolina time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Borrower) in same day funds. The Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, the Issuing Bank, or a specific Bank pursuant to Sections 2.5(b), 2.5(c), 2.6(c), 2.8, 2.9, 2.11, and 8.2 but after taking into account payments effected pursuant to Section 8.1) in accordance with each Bank's Pro Rata Share to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

         (c) Authority to Charge Accounts. The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due, taking into consideration any applicable grace period, to charge from time-to-time against any account of the Borrower with such Bank any amount so due.

         (d) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Computations. All computations of interest based on the Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate, and of fees shall be made by the Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         (f) Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by the Banks, such Bank shall notify the other Bank and forthwith purchase from the other Bank such participations in the Advances made by it as shall be necessary to cause such purchasing Bank to share the excess payment ratably with the other Bank; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from the other Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.10(f) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

         Section 2.11 Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its income and franchise or similar taxes imposed on it by the jurisdiction under the laws of which such Bank is organized or in which its principal executive office is located or, in the case of each Bank, such Bank's Applicable Lending Office, or any political subdivision of any such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). Unless the Bank can prevent withholding by complying with Section 2.11(e), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnification. The Borrower indemnifies each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that the Borrower shall not be required to indemnify any Bank or the Agent for any liability arising as a result of such Bank's or Agent's willful misconduct or gross negligence. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the party claiming such indemnification within 30 days from the date the Borrower receives written demand therefor.

         (d) Evidence of Tax Payments. The Borrower shall pay when due all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower shall provide to the Agent an original or a certified copy of a receipt evidencing payment of such Taxes.

         (e) Foreign Bank Withholding Exemption. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance and from time to time thereafter if requested in writing by the Borrower (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

         (f) Failure to Provide Forms. For any period with respect to which a Bank has failed to provide the Borrower or the Agent with the appropriate forms referred to in this Section 2.11 (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under this Section 2.11 with respect to Taxes imposed by the United States; provided that if a Bank, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to

Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request, and at the expenses of such Bank, to assist such Bank to recover such Taxes.

         (g) Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.11 as a result of a change in law or treaty occurring after such Bank first became a party to this Agreement, then such Bank will, at the Borrower's request, change the jurisdiction of its Applicable Lending Office if, in the reasonable judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise deemed by such Bank to be disadvantageous to it. Upon the reasonable request of the Borrower, and at the Borrower's expense, each Bank shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes which were not correctly or legally imposed and for which the Borrower has indemnified such Bank under this Section 2.11 if obtaining such refund would not, in the good faith judgment of such Bank, be disadvantageous to such Bank; provided that nothing in this paragraph shall be construed to require any Bank, to the extent it has received timely notice that such claim should or may be filed, to institute any administrative proceeding (other than the filing of a claim for any such refund) or judicial proceeding to obtain any such refund.

         Section 2.12 Letters of Credit.

         (a) Issuance. From time-to-time from the Effective Date until the Revolving Credit Maturity Date, at the request of the Borrower, the Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the Expiration Date of Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit shall be issued, increased, or extended:

                (i) unless such issuance, increase, extension or conversion would not cause the Letter of Credit Exposure to exceed the lesser of
         (A) $20,000,000.00 or (B) the aggregate Revolving Credit Commitments minus the aggregate outstanding principal amount of all Revolving Credit Advances;

               (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) twelve months after the date of issuance thereof or (B) the Revolving Credit Maturity Date;

              (iii) unless the Letter of Credit Documents executed in connection with Letters of Credit are in form and substance acceptable to the Issuing Bank in its sole discretion;

               (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

                (v) unless the Borrower has delivered to the Issuing Bank a completed and executed Letter of Credit Application; and

               (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication
         No. 500 or any successor to such publication.

If the terms of any Letter of Credit Application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

         (b) Participations. (i) On the Effective Date, the Issuing Bank shall be deemed to have sold to each Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a participation equal to such Bank's Pro Rata Share at such date in the Letter of Credit Obligations related to each Letter of Credit issued under the Existing Credit Agreement and outstanding on the Effective Date and (ii) upon the date of the issuance or increase of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from the Issuing Bank a participation in the related Letter of Credit Obligations equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended and the actual dollar amount of such Bank's participation in such Letter of Credit.

         (c) Reimbursement. The Borrower hereby agrees to pay on demand to the Issuing Bank an amount equal to any amount paid by the Issuing Bank under any Letter of Credit. In the event the Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, the Issuing Bank shall give the Agent notice of the Borrower's failure to make such reimbursement and the Agent shall promptly notify each Bank of the amount necessary to reimburse the Issuing Bank. Upon such notice from the Agent, each Bank shall promptly reimburse the Issuing Bank for such Bank's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be a Base Rate Revolving Credit Advance to the Borrower transferred at the Borrower's request to the Issuing Bank. If such reimbursement is not made by any Bank to the Issuing Bank on the same day on which the Agent notifies such Bank to make reimbursement to the Issuing Bank hereunder, such Bank shall pay interest on its Pro Rata Share thereof to the Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Agent and the Banks to record and otherwise treat such reimbursements to the Issuing Bank as a Revolving Credit Borrowing comprised of Base Rate Advances requested by the Borrower to reimburse the Issuing Bank which have been transferred to the Issuing Bank at the Borrower's request.

         (d) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit Documents;

               (ii) any amendment or waiver of, or any consent to, departure from any Letter of Credit Documents;

              (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;

               (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

                (v) payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

         (e) Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:

               (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

               (ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

              (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

               (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit,

except that, notwithstanding the foregoing, the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                   ARTICLE 3

                             CONDITIONS OF LENDING

         Section 3.1 Conditions Precedent to Initial Borrowings. This Agreement shall become effective and the Existing Credit Agreement shall be amended and restated as provided in this Agreement on the later of (1) January 4, 1999 and
(2) the date the following conditions precedent are met ("Effective Date") and the obligations of each Bank to make the initial Term Advance and Revolving Credit Advance shall be subject to the conditions precedent that:

         (a) Documentation. The Agent shall have received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

               (i) this Agreement and all attached Exhibits and Schedules and the Notes payable to the order of each of the Banks, respectively;

              (ii) a Guaranty by each of the Borrower's Domestic Subsidiaries, including Maxxim Delaware (other than the Dormant Subsidiaries and the Target and its Subsidiaries);

             (iii) a Pledge Agreement executed (A) by the Borrower pledging 100% of the capital stock of Maxxim Delaware; (B) by Maxxim Delaware pledging 100% of the capital stock of its Domestic Subsidiaries (other than the Dormant Subsidiaries and the Target) and 65% of the capital stock of its Material Foreign Subsidiaries; and (C) by each Foreign Subsidiary pledging 65% of the capital stock of its Material Foreign Subsidiaries and the stock certificates pledged in accordance with each such Pledge Agreement;

               (iv) the Security Agreements executed by the Borrower and each of the Borrower's Domestic Subsidiaries (other than the Dormant Subsidiaries and the Target and its Subsidiaries) and appropriate UCC-1 and UCC-3 financing statements covering the Collateral for filing with the appropriate authorities;

                (v) evidence of arrangements by the Borrower for the payment of all recording, documentation or stamp taxes due in connection with the filing and recordation of the Security Documents;

               (vi) certificates of insurance covering the Borrower's Properties meeting the requirements of Section 5.12;

             (vii) a certificate from the Chief Executive Officer, President or Chief Operating Officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct and (B) no Default has occurred and is continuing;

            (viii) copies, each certified by a Secretary or Assistant Secretary of the appropriate Person, (A) of the resolutions of the Board of Directors of each Credit Party that is party to a Credit Document approving the Credit Documents to which it is a party and (B) of the articles or certificate of incorporation and bylaws of each such Credit Party and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Documents to which it is a party;

              (ix) a certificate of the Secretary or an Assistant Secretary of each Credit Party that is party to a Credit Document dated as of the date of this Agreement certifying as of the date of this Agreement the names and true signatures of officers of each such Credit Party authorized to sign the Credit Documents to which it is a party;

               (x) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the Borrower's special New York counsel, and Boyer, Ewing & Harris, the Borrower's special Texas counsel, in form reasonably acceptable to the Agent together substantially covering the items listed in the attached
         Exhibit I and an opinion of Shumaker, Loop & Kendrick LLP, the Borrower's special Florida counsel, in form reasonably acceptable to the Agent substantially covering the items listed in the attached Exhibit J; and

              (xi) such other documents, governmental certificates, agreements, and lien searches as the Agent or any Bank may reasonably request.

         (b) Tender Offer.

               (i) The Agent shall have received true copies of the Tender Offer Documents and the Merger Agreement, certified by the Secretary or an Assistant Secretary of the Borrower (A) as being true and correct copies of such documents, (B) as having been duly authorized by the Board of Directors of the Credit Parties party thereto, and (C) as having been duly executed and delivered by the Credit Parties party thereto;

              (ii) The Tender Offer shall have been consummated concurrently with the making of the first Term Borrowing in accordance with the Tender Offer Documents and the Merger Agreement and without any modification thereto or waiver of any term or condition thereof;

             (iii) Acquisition Co. shall have acquired more than 50% (on a fully diluted basis) of the common stock of the Target in accordance with the terms of the Tender Offer and in accordance with all material applicable Legal Requirements;

              (iv) The Agent shall be satisfied that the sole right of the shareholders of Target who do not tender their shares pursuant to the Tender Offer shall be to receive a cash payment of $15.00 per share pursuant to the Merger, subject, however, to shareholders' rights under law, including appraisal and dissenters' rights;

               (v) The consummation of the Tender Offer and the Merger shall not violate or cause a default under any material applicable law, statute, rule, or regulation or any material agreement or right of the Borrower, the Target, or any of their Subsidiaries;

              (vi) The respective boards of directors of the Target and the Borrower and its Subsidiaries shall not have withdrawn, modified or terminated their approval of the Tender Offer, the Merger Agreement, or any of the transactions contemplated thereby;

             (vii) No event or condition shall have occurred since the date of the most recent financial statements furnished to the Agent for the Borrower and its Subsidiaries that could reasonably be expected to result in a Material Adverse Change;

            (viii) The Agent and the Banks shall have received a copy of the "fairness" opinion delivered by Bear, Stearns & Co., Inc. to the board of directors of the Target and such letter shall remain in full force and effect without modification or withdrawal;

              (ix) The Agent's and the Banks' financing of the Tender Offer and the security arrangements in connection therewith shall not result in any violation of Regulations T, U, or X as in effect on the date of such financing;

               (x) Any and all consents required by reason of the Tender Offer as of the date of the funding of the initial Advance shall have been duly obtained, all applicable waiting periods shall have expired without any action being taken by any authority that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Tender Offer, and all material licenses, permits, and the like shall remain in full force and effect after giving effect to the Tender Offer;

              (xi) The Agent shall be satisfied that the Tender Offer and the Merger can be consummated without triggering any "poison pill," "shark repellant," or similar anti-takeover device and without any adverse effect from any applicable anti-takeover statutes and that the activation of and payments under any retention policies of the Target and its Subsidiaries will not exceed $10,000,000.00 as of the Effective Date;

             (xii) No material adverse change in the business, condition (financial or otherwise), or results of operations of the Target and its Subsidiaries, taken as a whole, since December 31, 1997 shall have occurred; and

            (xiii) The Agent shall have received certified copies of the pro forma financial statements of the Borrower showing the effect of the Tender Offer and the Merger, and the Borrower's ownership structure, management, and pro forma capital structure after giving effect to the Tender Offer and the Merger shall be satisfactory to the Agent and the Banks.

         (c) Judgments, etc. There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the Tender Offer in the manner contemplated by the Merger Agreement or (ii) any pending or threatened action, suit, investigation or proceeding which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

         (d) Representations and Warranties. The representations and warranties contained in Article 4, Section 5 of the Guaranties, Section 3 of the Security Agreements, and Section 3 of the Pledge Agreements shall be true and correct in all material respects on and as of the Effective Date before and after giving effect to the initial Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date.

         (e) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the closing date by Sections 2.5(b) and 8.1.

         (f) Other Reports. The Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, year 2000 questionnaires, and such other reports, audits or certifications as it may reasonably request, which reports the Agent acknowledges it has received as of the date of this Agreement.

         (g) Excess Availability. At least $35,000,000.00 shall be available for borrowing under the Revolving Credit Commitments after the funding of the initial Borrowings.

         Section 3.2 Conditions Precedent to Merger Borrowing. The obligation of each Bank to make a second Term Advance on the occasion of the second Term Borrowing, if any, or to make Revolving Credit Advances to be used to finance the Merger shall be subject to the further conditions precedent that on the date of such Borrowing:

         (a) Merger.

               (i) The Merger shall be consummated concurrently with the making of such Borrowing in accordance with the Merger Agreement and without any material modification thereto or waiver of any material term or condition thereof.

              (ii) The consummation of the Merger shall not violate or cause a default under any material applicable law, statute, rule, or regulation or any material agreement or right of the Borrower, the Target, or any of their Subsidiaries;

             (iii) Any and all consents required by reason of the Merger as of the date of the Merger shall have been duly obtained and all material licenses, permits, and the like shall remain in full force and effect after giving effect to the Merger; and

              (iv) The respective boards of directors of the Target and the Borrower and its Subsidiaries shall not have withdrawn, modified, or terminated their approval of the Merger Agreement or any of the transactions contemplated thereby.

         (b) Documentation. The Agent shall have received the following, duly executed by all parties thereto, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

               (i) a Guaranty by the Target and each of its Domestic
          Subsidiaries;

              (ii) a Pledge Agreement executed (A) by Maxxim Delaware pledging 100% of the capital stock of the Target and (B) by the Target pledging 100% of the capital stock of its Domestic Subsidiaries and 65% of the capital stock of its Material Foreign Subsidiaries and the stock certificates pledged in accordance with each such Pledge Agreement;

              (iii) the Security Agreements executed by the Target and each of the Target's Domestic Subsidiaries and appropriate UCC-1 and UCC-3 financing statements covering the Collateral under such Security Agreements for filing with the appropriate authorities;

               (iv) evidence of arrangements by the Borrower for the payment of all recording, documentation or stamp taxes due in connection with the filing and recordation of the Security Documents;

                (v) certificates of insurance covering the Target and its Subsidiaries' Properties meeting the requirements of Section 5.12;

              (vi) a certificate from the Chief Executive Officer, President or Chief Operating Officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects and (B) no Default has occurred and is continuing;

             (vii) copies, each certified by a Secretary or Assistant Secretary of the appropriate Person, (A) of the resolutions of the Board of Directors of the Target and each of its Subsidiaries that is a party to a Credit Document approving the Credit Documents to which it is a party and (B) of the articles or certificate of incorporation and bylaws of each such Credit Party and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Documents to which it is a party;

            (viii) a certificate of the Secretary or an Assistant Secretary of the Target and each of its Subsidiaries that is a party to a Credit Document dated as of the date of the Merger certifying the names and true signatures of officers of each such Credit Party authorized to sign the Credit Documents to which it is a party;

              (ix) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the Borrower's special New York counsel, in form reasonably acceptable to the Agent substantially covering the items in the opinion delivered pursuant to Section 3.1(a)(x) with respect to the Target and its Subsidiaries; and

               (x) such other documents, governmental certificates, certificates, and agreements, as the Agent or any Bank may reasonably request.

         Section 3.3 Conditions Precedent to Each Borrowing and Letter of Credit. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the Issuing Bank to issue, extend, or increase any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, extension, or increase of such Letter of Credit:

         (a) Representations and Warranties. As of the date of the making of any Advance or the issuance, extension, or increase of any Letter of Credit the representations and warranties made by the Credit Parties or any officer contained in the Credit Documents shall be true and correct on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or the issuance, extension, or increase of any Letter of Credit and the making of such Advance and the issuance, extension, or increase of such Letter of Credit shall be deemed to be a reaffirmation of the representations and warranties contained in each Credit Document.

         (b) Covenants. As of the date of making any Advance or the issuance, extension, or increase of any Letter of Credit, the Borrower will provide the Banks, if requested by the Agent, a Compliance Certificate by an officer of the Borrower that the Borrower is in compliance with the covenants set out in
Article 5.

         (c) Event of Default. As of the date of the making of any Advance or the issuance, increase, or extension of any Letter of Credit, there shall exist no Default or Event of Default, and the making of the Advance or the issuance, increase, or extension of such Letter of Credit would not cause a Default or Event of Default.

         Section 3.4 Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Bank prior to the Borrowings hereunder specifying its objection thereto and such Bank shall not have made available to the Agent such Bank's ratable portion of such Borrowings.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         Section 4.1 Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdictions of incorporation, and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary and where failure to be so qualified could not reasonably be expected to result in a Material Adverse Change.

         Section 4.2 Authorization. The execution, delivery, and performance by the Credit Parties of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within each Credit Parties' corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene any articles or certificate of incorporation or bylaws or any law or any material contractual restriction binding on or affecting any

Credit Party, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered and constitute the legal, valid, and binding obligation of each Credit Party party thereto enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

         Section 4.4 Financial Condition. (a) The Borrower has delivered to the Banks the consolidated financial statements of the Borrower dated as of November 2, 1997 and August 2, 1998. These financial statements are true and correct in all material respects and present fairly the consolidated financial condition of the Borrower as of the respective dates thereof, except as set forth in the financial statements. Since August 2, 1998, no event or condition has occurred that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries, taken as a whole.

         (b) The Borrower has delivered to the Banks the consolidated financial statements of the Target dated as of December 31, 1995, December 31, 1996, December 31, 1997 and September 30, 1998. To the Borrower's knowledge, these financial statements are true and correct in all material respects and present fairly the consolidated financial condition of the Target as of the respective dates thereof, except as set forth in such financial statements. Since the dates of such financial statements, no event or condition has occurred that could reasonably be expected to have a material adverse effect on the Target's or any of its Subsidiaries' business, condition (financial or otherwise), results of operations or prospects or the Target's and its Subsidiaries', taken as a whole, ability to perform its respective obligations under any Credit Document.

         (c) The pro forma financial statements of the Borrower delivered pursuant to Section 3.1(b)(xiii) present fairly the financial condition of the Borrower as of the date thereof and the results of operations for the period then ended.

         Section 4.5 Ownership and Liens. Each Credit Party has title to, or a valid leasehold interest in, all of the real and personal property used in its business, including as of the date hereof the property reflected in the financial statements referred to in Section 4.4, and none of the property owned and leased by any Credit Party is subject to any Lien except Permitted Liens.

         Section 4.6 True and Complete Disclosure. No representation, warranty, or other written statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact known to any officer of the Borrower or Maxxim Delaware on the date of this Agreement that has not been disclosed to the Agent which could reasonably be expected to result in a Material Adverse Change. All projections and estimates by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections and estimates were furnished, it being understood that the same are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties\ and that no assurance can be given that the same will be realized.

         Section 4.7 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of any Credit Party, threatened against any Credit Party at law, in equity, or in admiralty, or by or before any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any arbitrator, which could reasonably be expected to result in a Material Adverse Change.

         Section 4.8 Compliance with Agreements. No Default or Event of Default exists. None of the Credit Parties is in violation of any provision of any indenture or other loan or credit agreement to which it is a party, and the execution and delivery of this Agreement and the Credit Documents and the consummation of the transactions contemplated thereunder shall not result in any breach of any provisions of, or constitute a default under, any indenture or other loan or credit agreement to which any Credit Party are a party, except any violation, breach, or default which could not reasonably be expected to result in a Material Adverse Change. None of the Credit Parties are a party to or bound by any contract which could reasonably be expected to result in a Material Adverse Change.

         Section 4.9 ERISA. The Borrower and all members of the Controlled Group are in compliance with ERISA in all material respects.

         Section 4.10 Environmental Condition. Except as disclosed in Schedule II (under Environmental) each Credit Party: (a) has been and is in material compliance with all Environmental Laws and has obtained and is in material compliance with all related permits necessary for the ownership and operation of such Credit Party's property and business; (b) does not and has not created, handled, transported, used, or disposed of any Hazardous Materials, nor, to the Borrower's knowledge, has any Credit Party's currently or previously owned property been used for those purposes, except for the handling, transportation, use or disposal of Hazardous Waste in material compliance with Environmental Laws; (c) has never been responsible for any release of any Hazardous Materials into the environment that could reasonably be expected to result in a Material Adverse Change and has any currently or previously owned property has ever been subjected to any release of or is contaminated by any Hazardous Materials that could reasonably be expected to result in a Material Adverse Change; and (d) has never received notice of and has never been investigated for any violation or alleged violation of any Environmental Law that could reasonably be expected to result in a Material Adverse Change.

         Section 4.11 Subsidiaries. The Borrower has no Subsidiaries other than Maxxim Delaware and its Subsidiaries, and Maxxim Delaware has no Subsidiaries other than those listed in Schedule III or which have, after the Effective Date, complied with the requirements of Section 5.18.

         Section 4.12 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.13 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.14 Taxes. Proper and accurate (in all material respects), federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and where the failure to file could reasonably be expected to result in a Material Adverse Change, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the property owned by the Borrower or any other member of the Tax Group is property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group, the failure to timely pay of which could reasonably be expected to result in a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the Tax Group.

         Section 4.15 Permits, Licenses, etc. Each Credit Party possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each Credit Party manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could reasonably be expected to result in a Material Adverse Change.

         Section 4.16 Tender Offer and Merger.

         (a) The Borrower has delivered to the Agent true, correct, and complete copies of the Tender Offer Documents as in effect as of the date of this Agreement. Since such date there has been no amendment, modification, waiver, or termination of, or supplement to, the Tender Offer Documents, except for immaterial amendments, modifications, and supplements or as disclosed to and approved by the Agent.

         (b) The Borrower has delivered to the Agent true, correct, and complete copies of the Merger Agreement as in effect of the date of this Agreement. Since such date there has been no amendment, modification, waiver, or termination of, or supplement to, the Merger Agreement, except for immaterial amendments, modifications, and supplements or as disclosed to and approved by the Agent.

         Section 4.17 Year 2000. The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' (other than the Target and its Subsidiaries) and, after April 30, 1999, the Target's and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors, and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries or the Target or any of its Subsidiaries (or suppliers, vendors, and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing on a timely basis, but in any event before December 1, 1999, the Year 2000 Problem, and (c) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors, and customers) that are material to its or any of its Subsidiaries' (other than the Target and its Subsidiaries) or, to the Borrower's knowledge, the Target's or any of its Subsidiaries' business and operations are reasonably expected on a timely basis, but in any event before December 1, 1999, to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to result in a Material Adverse Change.

         Section 4.18 Senior Debt. The Borrower's obligations under this Agreement are "Senior Indebtedness" and "Designated Senior Indebtedness," as each such term is defined in the Senior Subordinated Note Indenture, and the Borrower designates its obligations under this Agreement as "Designated Senior Indebtedness," as defined in the Senior Subordinated Note Indenture.


                                   ARTICLE 5

                                   COVENANTS

         So long as any Credit Obligation shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees to comply with the following covenants.

         Section 5.1 Organization. Except as contemplated with respect to the Merger, as permitted by Section 5.8, and for the dissolution or liquidation of the Dormant Subsidiaries, the Borrower shall, and shall cause each Credit Party to, maintain its organization and good standing under the laws of its jurisdiction of incorporation, and the authorization to do business and good standing in all jurisdictions in which such qualification or authorization is necessary and where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

         Section 5.2 Reporting.

         (a) Annual Financial Reports. The Borrower shall provide to the Banks, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated annual financial statements of the Borrower, including an audited balance sheet as of the end of such year and the related audited combined statements of income, retained earnings, and cash flow, all prepared in conformity with GAAP consistently applied, and all as audited by certified public accountants of national standing and including any management letters delivered by such accountants to the Borrower in connection with such audit together with (i) a certificate of such accounting firm to the Banks stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (ii) a duly completed Compliance Certificate.

         (b) Quarterly Financial Reports. The Borrower shall provide to the Banks, as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower: (i) an internally prepared consolidated balance sheet of the Borrower as of the close of such fiscal quarter and the related combined statements of income, retained earnings, and cash flow for the fiscal year-to-date, all of which shall be certified as accurate by an officer of the Borrower and (ii) a duly completed Compliance Certificate.

         (c) Required Securities Filing. The Borrower shall provide promptly, and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports, and other information which the Borrower or any of its Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to the shareholders of the Borrower or any of its Subsidiaries.

         (d) Defaults. The Borrower shall provide to the Banks promptly, but in any event within five days after the occurrence thereof, a notice of each Default or Event of Default known to any Credit Party, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Borrower has taken and proposes to take with respect thereto.

         (e) Other Creditors. The Borrower shall provide to the Banks promptly after the giving or receipt thereof, copies of any material notices, information, and documents given or received by any Credit Party pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement.

         (f) Litigation. The Borrower shall provide to the Banks promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Credit Party which, if determined adversely, could reasonably be expected to result in a Material Adverse Change.

         (g) Environmental Notices. The Borrower shall provide promptly to the Banks notice of any investigation, threat, notice, or claim known by the Borrower which implies that any Credit Party may have any liability related to any Environmental Law or Hazardous Material.

         (h) Material Changes. The Borrower shall provide to the Banks prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change. Without limiting the foregoing, the Borrower shall promptly report any event causing any contingent liability of any Credit Party in excess of $2,000,000.00.

         (i) Other Information. Subject to the confidentiality provisions of
Section 8.7(f), the Borrower shall provide to the Banks such other information respecting the business, operations, or property of any Credit Party, financial or otherwise, as any Bank may reasonably request.

         (j) Inspection. From time-to-time upon reasonable prior notice, the Borrower shall permit any Bank and shall cause any Credit Party to permit any Bank, at such reasonable times and intervals and to a reasonable extent and under the reasonably guidance of officers of or employees delegated by officers of such Credit Party, to examine and copy the books and records of the Borrower or such Credit Party, to visit and inspect the property of the Borrower or such Credit Party, and to discuss the business operations and property of the Borrower or such Credit Party with the officers and directors thereof.

         (k) Year 2000 Notices. The Borrower will promptly notify the Agent and the Banks in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to result in a Material Adverse Change.

         Section 5.3 Financial Covenants. The following financial covenants shall be calculated for the Borrower on a consolidated basis after eliminating significant interentity balances and transactions:

         (a) Maximum Senior Debt Ratio. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) the Borrower's Debt as of such day minus the outstanding principal amount of the Subordinated Debt as of such day; provided that (A) on the last day of the fiscal quarter ending on or about April 30, 1999, one-fourth, (B) on the last day of the fiscal quarter ending on or about July 31, 1999, one-half, and (C) on the last day of the fiscal quarter ending on or about October 31, 1999, three-fourths of the Borrower's Debt and Subordinated Debt as at each such day shall be used to calculate this ratio to
(ii) EBITDA (A) for the fiscal quarter ending on or about April 30, 1999, (B) for the two fiscal quarters ending on or about July 31, 1999, (C) for the three fiscal quarters ending on or about October 31, 1999, and (D) for the four fiscal quarters ending on each such day thereafter plus, with respect to each acquisition permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the business acquired for the period commencing of the first day of such period and ending on the day of the closing of such acquisition minus, with respect any asset sales permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the assets sold during such period shall not be greater than
(A) 3.25 to 1.00 as of the fiscal quarters ending from on or about April 30, 1999 through July 31, 1999, (B) 3.00 to 1.00 for the fiscal quarters ending from on or about October 31, 1999 through on or about July 31, 2000, and (C)
2.50 to 1.00 for each fiscal quarter ending thereafter.

         (b) Maximum Total Debt Ratio. As of the last day of each fiscal quarter of the Borrower, the Total Debt Ratio shall not be greater than (A)
4.50 to 1.00 for the fiscal quarters ending on or about April 30, 1999 through July 31, 1999; (B) 4.00 to 1.00 for the fiscal quarters ending on or about October 31, 1999 through July 31, 2000; (C) 3.50 to 1.00 for the fiscal quarters ending on or about October 31, 2000 through July 31, 2001; (D) 3.25 to
1.00 for the fiscal quarters ending on or about October 31, 2001 through July 31, 2002; and (E) 3.00 to 1.00 thereafter.

         (c) Minimum Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) Adjusted Cash Flow (A) for the fiscal quarter ending on or about April 30, 1999, (B) for the two fiscal quarters ending on or about July 31, 1999, (C) for the three fiscal quarters ending on or about October 31, 1999, and (D) for the four fiscal quarters ending on each such day thereafter to (ii) the sum of (A) Interest Expense for such period, (B) principal payments (including, without limitation, prepayments) made on all Debt of the Borrower and its Subsidiaries during such period (other than the Revolving Credit Advances), and (C) dividends paid by the Borrower during such period shall not be less than 1.25 to 1.00.

         (d) Minimum Net Worth. The Borrower's Net Worth at any time shall not be less than (i) $225,000,000.00 minus (ii) to the extent booked on or before July 31, 1999, the after tax amount booked from up to $21,000,000.00 in gross amount of nonrecurring cash charges and up to $75,000,000.00 in gross amount of nonrecurring noncash charges, in each case incurred in connection with the Tender Offer and the Merger plus (iii) 75% of Net Income for each fiscal quarter beginning with the fiscal quarter ending on or about January 31, 1999, during which Net Income is positive, but without reductions for any fiscal quarters during which Net Income is negative plus (iv) the Net Cash Proceeds from the sale of capital stock, warrants or options to purchase capital stock or other equity interests, and other equity interests of Borrower or any Credit Party since October 31, 1998 plus (v) any increase in Net Worth from the conversion of any Debt to equity, without duplication of the preceding clause
(iv), the issuance of any capital stock, warrants or options to purchase capital stock or other equity interest, and other equity interests, and any other transaction the effect of which is to increase the Borrower's Net Worth.

         Section 5.4 Debt. The Borrower shall not and shall not permit any Credit Party to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

         Section 5.5 Liens. The Borrower shall not and shall not permit any Credit Party to create, assume, incur, or suffer to exist any Lien on the Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or assign any right to receive any income, except Permitted Liens.

         Section 5.6 Agreements Restricting Liens. The Borrower shall not, and shall not permit any Credit Party to, enter into any agreement (other than a Credit Document) which, except with respect to specific Property encumbered to secure payment of Debt related to such Property, imposes restrictions greater than those under this Agreement upon the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired.

         Section 5.7 Use of Proceeds.

         (a) The proceeds of the Revolving Credit Advances shall be used by the Borrower only for general corporate and working capital purposes and as permitted by the following paragraph (b).

         (b) The proceeds of the Term Advances shall be, and proceeds of Revolving Credit Advances may be, used for the financing of the Tender Offer and the Merger so long as the aggregate principal amount of the Term Borrowings and Revolving Credit Advances used for such purposes shall not exceed (i) in the case of the Tender Offer, the sum of (A) $15.00 per share of common stock of the Target tendered net to the sellers, (B) the aggregate amount of indebtedness of the Target refinanced in connection with the Tender Offer, (C) the aggregate amount of indebtedness of the Borrower under the Existing Credit Agreement refinanced in connection with the initial borrowing under this Agreement, and (D) the actual costs, expenses, and fees incurred in connection with the Tender Offer (including the financing thereof) and (ii) in the case of the Merger, the sum of (A) $15.00 per share of common stock of the Target not purchased in connection with the Tender Offer and (B) the actual costs, expenses, and fees incurred in connection with the Merger (including the financing thereof).

         (c) The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X.


         Section 5.8 Corporate Transactions.

         (a) The Borrower shall not permit any other Credit Party to merge or consolidate with or into any other Person, except that the Borrower may merge with any of its wholly-owned Subsidiaries and any of the Borrower's wholly-owned Subsidiaries may merge with another of the Borrower's wholly-owned Subsidiaries, provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

         (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, change its name or reorganize in another jurisdiction, create or suffer to exist any Subsidiary not existing on the date of this Agreement, sell or otherwise dispose of any of its ownership interest in any Subsidiary, or in any manner rearrange its business structure as it exists on the date of this Agreement, provided the Borrower may create new Subsidiaries if such new Subsidiaries comply with Section 5.18.

         (c) Notwithstanding the foregoing, the Borrower shall dissolve, liquidate, or merge into a Guarantor the Dormant Subsidiaries on or before April 30, 1999.

         Section 5.9 Asset Sales. The Borrower shall not and shall not permit any Credit Party to sell, convey, or otherwise transfer any of its assets outside the ordinary course of business, except that the Borrower and the Credit Parties may during any fiscal year of the Borrower transfer assets outside the ordinary course of business up to an aggregate net book value equal to $30,000,000.00, provided that amounts received from such sales are subject to the mandatory prepayment provisions of Section 2.3(c).

         Section 5.10 Distributions.

         (a) Except as provided in Section 5.10(b) below, for dividends or other distributions by a wholly-owned Subsidiary of the Borrower to the Borrower or another wholly-owned Subsidiary of the Borrower, for dividends or other distributions by a wholly-owned Subsidiary of the Target to the Target or another wholly-owned Subsidiary of the Target, and for dividends or other distributions made by any non-wholly-owned Subsidiary of the Borrower (other than the Target and its Subsidiaries) pro rata to all of such Subsidiaries' equity holders, the Borrower shall not and shall not permit any Credit Party to
(i) declare or pay any dividends; (ii) purchase, redeem, retire, or otherwise acquire for value any of the capital stock, warrants or options to purchase capital stock or other equity interests, or any other equity interests of the Borrower or any Credit Party; (iii) make any distribution of assets to its stockholders in their capacity as stockholders, whether in cash, assets, or obligations of the Borrower or any Credit Party; (iv) allocate or otherwise set apart any sum for the foregoing purposes; or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of capital stock.

         (b) The Borrower may purchase its own capital stock for cash, provided that (i) no Default is continuing at the time of such purchase; (ii) such purchase will not nor would it reasonably be expected to cause a Default; and
(iii) the aggregate amount paid for such purchases made after the date hereof does not exceed $5,000,000.00.

         Section 5.11 Transactions with Affiliates. The Borrower shall not and shall not permit any Credit Party to enter into any transaction directly or indirectly with or for the benefit of an Affiliate other than a Subsidiary of the Borrower, except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to the Borrower or the applicable Credit Party as the monetary or business consideration which it would obtain in a comparable arm's length transaction; provided that this Section 5.11 shall not apply to (a) transactions between or among the Borrower and its wholly-owned Subsidiaries that are Guarantors or, in the case of a Foreign Subsidiary, of which the Agent has an Acceptable Security Interest in 65% of its issued and outstanding capital stock or (b) customary and ordinary course of business compensation and indemnification arrangements with officers and directors of the Borrower and its Subsidiaries.

         Section 5.12 Insurance.

         (a) The Borrower shall and shall cause each Credit Party to maintain the insurance coverage described in Schedule IV with the current carrier or other responsible and reputable insurance companies or associations consented to by the Agent.

         (b) Certified copies of all policies of insurance or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender's loss payable endorsement for the benefit of the Agent for its benefit and the ratable benefit of the Banks or name the Agent as loss payee for its benefit and the ratable benefit of the Banks, in either case, in form reasonably satisfactory to the Agent and all policies of liability insurance shall name the Agent for its benefit and the ratable benefit of the Banks as an additional insured. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. In the event that, notwithstanding the "lender's loss payable endorsement" requirement of this Section 5.12, the proceeds of any insurance policy described above are paid to the Borrower or a Guarantor, the Borrower shall deliver such proceeds to the Agent immediately upon receipt.

         (c) Any proceeds of insurance referred to in this Section 5.12 arising which are paid to the Agent shall (i) if no Event of Default has occurred and is continuing, be promptly transferred to the Borrower and (ii) if an Event of Default has occurred and is continuing be applied to the Term Advances and the Revolving Credit Advances in accordance with Section 2.3(c)(ii)(A).

         Section 5.13 Investments. The Borrower shall not and shall not permit any Credit Party to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, except Permitted Investments.

         Section 5.14 Lines of Business. The Borrower shall not and shall not permit any Credit Party to change the character of the Borrower's or any Credit Party's business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to the Borrower's or any Credit Party's business as presently and normally conducted.

         Section 5.15 Compliance with Laws. The Borrower shall and shall cause each Credit Party to comply, with all federal, state, and local laws and regulations which are applicable to the operations and property of the Borrower and the Credit Parties, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change, provided that this Section 5.15 shall not prevent the Borrower or any Credit Party from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established.

         Section 5.16 Taxes. The Borrower shall and shall cause each Credit Party to pay and discharge all taxes, assessments, and other charges and claims imposed on the Borrower or any Credit Party, provided that nothing in this
Section 5.16 shall require the Borrower or any Credit Party to pay any tax, assessment, or charge which is being contested in good faith and for which adequate reserves have been established.

         Section 5.17 Environmental Matters. The Borrower (a) shall and shall cause each Credit Party to comply in all material respects with all Environmental Laws and maintain all related permits necessary for the ownership and operation of the Borrower's and each Credit Parties' property and business;
(b) shall not and shall not permit any Credit Party to create, handle, transport, use, or dispose of any Hazardous Materials, except in material compliance with Environmental Law; and (c) shall not and shall not permit any of Credit Party to release any Hazardous Materials into the environment and shall not permit the Borrower's or its Subsidiaries' property to be subjected to any release of Hazardous Materials.

         Section 5.18 New Subsidiaries. Upon the creation of any new Subsidiary permitted by this Agreement, the Borrower will cause (a) if such Subsidiary is a Domestic Subsidiary, such Subsidiary to execute and deliver to each Bank a Guaranty and a Security Agreement and such evidence of corporate authority to enter into such Guaranty and Security Agreement as the Agent may reasonably request and (b) the stockholder of such new Subsidiary to execute a Pledge Agreement pledging, in the case of a Domestic Subsidiary, 100% of the capital stock of such new Subsidiary and, in the case of a Material Foreign Subsidiary 65% of the capital stock of such new Subsidiary and such evidence of corporate authority to enter into such Pledge Agreement as the Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank.

         Section 5.19 Subordinated Debt. The Borrower shall not amend or modify the subordination or payment terms or agree to increase the interest rate of any Subordinated Debt or make any payments (including any prepayments) other than regularly scheduled payments of principal of and interest on any Subordinated Debt or make any redemptions, defeasance or purchases of any Subordinated Debt.

         Section 5.20 Additional Legal Opinions. The Borrower shall deliver to the Agent and each Bank on or before February 28, 1999 legal opinions in form and substance reasonably acceptable to the Agent with respect to the Borrower's pledge of stock of its Material Foreign Subsidiaries.

         Section 5.21 Security. The Borrower agrees that at all times before the termination of this Agreement and the payment in full of the Credit Obligations, the Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Credit Obligations.

         Section 5.22 Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisition (other than the Tender Offer and Merger) unless (a) no Default has occurred and is continuing on the date of such Acquisition or would be caused thereby; (b) the cash portion of the purchase price for such Acquisition is less than or equal to $25,000,000.00; and (c) the aggregate purchase price for such Acquisition (including, without limitation, cash, stock, Debt assumed (net of any cash acquired), other Property, and transaction related contractual payments, including amounts payable under non-complete, consulting or similar agreements) is less than or equal to $50,000,000.00. All noncash consideration under the foregoing clause
(c) shall be valued at Fair Value.

         Section 5.23 Interest Rate Protection. The Borrower shall enter into such interest rate hedging arrangements as the Agent and the Borrower shall mutually agree.

                                   ARTICLE 6

                              DEFAULT AND REMEDIES

         Section 6.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement and any other Credit Document:

         (a) Payment Failure. Any Credit Party fails to pay, within three Business Days of when due, any amount due under this Agreement or any other Credit Document, including payments of principal, interest, fees, reimbursements, and indemnifications;

         (b) False Representation or Warranties. Any representation or warranty made by any Credit Party or any officer thereof in this Agreement or in any other Credit Document is materially false or erroneous at the time it was made or deemed made;

         (c) Breach of Covenant. (i) Any breach by the Borrower or any Guarantor of any of the covenants in Section 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.19, or 5.22 in this Agreement or as incorporated in the Guaranties or (ii) any breach by the Borrower or any Guarantor of any other covenant contained in this Agreement, any Guaranty, or any Security Document and such breach is not cured within 30 days after the earlier of the date notice thereof is given by the Agent or any Bank or the date any officer of the Borrower obtained actual knowledge thereof;

         (d) Guaranties. Any Guaranty shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect or shall be contested by any party thereto; or any Guarantor shall deny it has any liability or obligation under its Guaranty;

         (e) Security Documents. Any Security Document shall at any time and for any reason cease to create the Lien on the property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower or any Guarantor;

         (f) Cross Default. There shall occur (i) any "Event of Default" as defined in the Senior Subordinated Note Indenture; provided, however, that prior to the date of the consummation of the Merger, the foregoing shall not apply to defaults in the Senior Subordinated Note Indenture that restrict the pledge or sale or other disposition of the capital stock of the Target; (ii) the Borrower or any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $3,000,000.00 individually or when aggregated with all such Debt of the Borrower or the Credit Parties so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $3,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Credit Parties so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; provided, however, that prior to the date of the consummation of the Merger, the foregoing shall not apply to defaults in any agreement or instrument that restrict the pledge or sale or other disposition of the capital stock of the Target; or (iv) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment);

         (g) Bankruptcy and Insolvency. The Borrower or any Credit Party admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief. The Borrower or any Credit Party shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

         (h) Adverse Judgment. The Borrower and the other Credit Parties suffer final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $2,000,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

         (i) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a substantive employer and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $3,000,000.00 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (j) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $3,000,000.00;

         (k) Change in Control. The occurrence of a Change in Control or a Change of Control (as defined in the Senior Subordinated Note Indenture);

         (l) Merger. The Merger shall not have occurred on or before May 31, 1999; or

         (m) Appraisal Rights. The Borrower shall (i) pay for any reason (whether due to court order or otherwise) or (ii) be obligated to pay pursuant to (A) a final nonappealable order or judgment entered by a court of competent jurisdiction or (B) a settlement agreement or other agreement executed by the Borrower more than (in the case of clause (i) or (ii)) $15 per share for any shares of the Target's common stock and the aggregate amount (without duplication) the Borrower pays or is obligated to pay in excess of $15 per share for such shares is more than $20,000,000.00.

         Section 6.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 6.1(g)) shall have occurred and be continuing, then, and in any such event,

         (a) the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall, on demand of the Agent at the request or with the consent of the Majority Banks, deposit with the Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Credit Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.

         Section 6.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 6.1(g) shall occur,

         (a) the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall deposit with the Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Credit Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Security Documents, the Guaranties, or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.

         Section 6.4 Cash Collateral Account.

         (a) Pledge. The Borrower hereby pledges, and grants to the Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time-to-time and all proceeds thereof, as security for the payment of the Credit Obligations, including all Letter of Credit Obligations owing to the Issuing Bank or any other Bank due and to become due from the Borrower to the Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit.

Nothing in this Section 6.4, however, shall either obligate the Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Agent, which it may exercise at any time and from time-to-time, to release to the Borrower any funds held in the Cash Collateral Account pursuant to the other provisions of this Section 6.4.

         (b) Application against Letter of Credit Obligations; Release of Funds. The Agent may, at any time or from time-to-time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to the Issuing Bank, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrower to the Issuing Bank under this Agreement in connection with the Letters of Credit.

         (c) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         Section 6.5 Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 6.2 to authorize the Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 6.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 6.3, the Agent and each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Agent or such Bank, and the other Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. The Agent and each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this Section 6.5 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

         Section 6.6 Remedies Cumulative, No Waiver. No right, power, or remedy conferred any Bank in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Bank in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Bank may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower shall entitle the Borrower to similar notices or demands in the future.

         Section 6.7 Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied as directed by the Borrower, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.3. During the existence of an Event of Default, all payments and collections shall be applied to the Credit Obligations in accordance with Section 2.10 first to any reimbursements and indemnifications due to the Banks, then ratably to any accrued and unpaid interest and fees due to the Banks, then ratably to the outstanding principal balance of the Advances.

                                   ARTICLE 7

                         THE AGENT AND THE ISSUING BANK

         Section 7.1 Appointment, Powers, and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 7.5 and the first sentence of Section 7.6 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents):
(a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank;
(b) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Banks in writing and it receives indemnification satisfactory to it from the Banks; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 7.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 8.7. As to any matters not expressly provided for by this Agreement, the

Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

         Section 7.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall (subject to Section 7.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

         Section 7.4 Rights as Bank. With respect to its Commitments and the Advances made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         Section 7.5 Indemnification. The Banks agree to indemnify the Agent and the Issuing Bank (to the extent not reimbursed under Section 8.2, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent and the Issuing Bank (including by any Bank) in any way relating to or arising out of any Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent or the Issuing Bank under any Credit Document; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and the Issuing Bank promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 8.1, to the extent that the Agent or the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this
Section 7.5 shall survive payment in full of the Advances and all other amounts payable under this Agreement.

         Section 7.6 Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Agent hereunder and for other information in the Agent's possession which has been requested by a Bank and for which such Bank pays the Agent's expenses in connection therewith, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

         Section 7.7 Resignation of Agent and Issuing Bank. The Agent or the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with, if any Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation, then the retiring Agent or Issuing Bank may, on behalf of the Banks, appoint a successor Agent or Issuing Bank which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $250,000,000.00 and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Issuing Bank.


                                   ARTICLE 8

                                 MISCELLANEOUS

         Section 8.1 Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (but not of other Banks) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent (but not of other Banks) with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all reasonable out-of-pocket costs and expenses, if any, of the Agent, the Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of each Bank) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

         Section 8.2 Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank, and each Bank and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 8.2 shall survive the payment in full of the Advances and all other amounts payable under this Agreement.

         Section 8.3 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks and the Borrower, do any of the following: (a) waive any of the conditions specified in Article 3, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, including, without limitation, the Revolving Credit Maturity Date, (d) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document,
(e) amend Section 2.10(f) or this Section 8.3, (f) release any Guarantor from its obligation under any Guaranty or, except as specifically provided in the Credit Documents, release all or a substantial portion of the collateral securing the Credit Obligations; or (g) amend the definition of "Majority Banks"; and provided, further, that (i) the Commitment of a Bank may not be increase without such Bank's written consent and (ii) no amendment, waiver, or consent shall, unless in writing and signed by the

Agent or the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Agent or the Issuing Bank, as the case may be, under this Agreement or any other Credit Document.

         Section 8.4 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 8.5 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances. All obligations of the Borrower provided for in Sections 8.1 and 8.2 shall survive any termination of this Agreement and repayment in full of the Credit Obligations.

         Section 8.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Bank, and each Bank and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

         Section 8.7 Bank Assignments and Participations.

         (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Commitments); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000.00;

              (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor's interest in the Revolving Credit Advances, Letter of Credit Exposure, Revolving Credit Commitments, and Term Advances; and

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit A, together with any Notes subject to such assignment and a processing fee of $3,500.00.

Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this
Section 8.7, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.11(e).

         (b) The Agent shall maintain at its address referred to in Section 8.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time-to-time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Advances); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.8 and 2.9 and the right of set-off contained in Section 6.5, and
(iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         (f) Any Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph (g).

         (g) The Agent, the Issuing Bank, and each Bank (each a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, and (i) subject to provisions substantially similar to those contained in this Section 8.7, to any actual or proposed participant or assignee.

         Section 8.8 Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and delivered, telecopied or telexed as follows: if to the Borrower or a Guarantor, as specified in Schedule I and if to any Bank, at its Domestic Lending Office specified opposite its name in Schedule I. Each party may change its notice address by written notification to the other parties. All such notices and communications shall, when delivered, telecopied or telexed be effective when delivered, telecopy transmission is completed, or confirmed by telex answerback, respectively, except that notices and communications to any Bank pursuant to Article 2 shall not be effective until received.

         Section 8.9 Governing Law. This Agreement, the Notes, and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         Section 8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 8.11 Waiver of Jury; Submission to Jurisdiction. THE BORROWER, THE BANKS, THE AGENT, AND THE ISSUING BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER, THE BANKS, THE AGENT AND THE ISSUING BANK HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED NEW YORK CITY, NEW YORK FOR THE

RESOLUTION OF ANY DISPUTES UNDER THIS AGREEMENT AND THE CREDIT DOCUMENTS, AND HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS IMPRACTICAL OR INCONVENIENT.


                  [remainder of page intentionally left blank]

         EXECUTED as of the date first above written.


                               BORROWER:

                               MAXXIM MEDICAL, INC., a Texas corporation



                               By:
                                  ----------------------------------------
                                  Kenneth W. Davidson
                                  Chairman of the Board, President,
                                  and Chief Executive Officer


                               AGENT:

                               NATIONSBANK, N.A.



                               By:
                                  ----------------------------------------
                                  Lawrence J. Gordon
                                  Vice President

COMMITMENTS:                                BANKS:

                                            NATIONSBANK, N.A.

Revolving Credit
   Commitment:
$23,076,923.08                              By:
                                               ---------------------------
                                               Lawrence J. Gordon
Term Commitment:                               Vice President
$36,923,076.92

                                            THE BANK OF NOVA SCOTIA,
                                            Managing Agent

Revolving Credit
   Commitment:
$15,384,615.38                              By:
                                               ----------------------------
                                            Name:
                                                 --------------------------
Term Commitment:                            Title:
$24,615,384.62                                    -------------------------

                                            FIRST UNION NATIONAL BANK,
                                            Managing Agent

Revolving Credit
    Commitment:
$15,384,615.38                              By:
                                               ----------------------------
                                            Name:
                                                  -------------------------
Term Commitment:                            Title:
$24,615,384.62                                    -------------------------

                                            CIBC, INC.

Revolving Credit
    Commitment:
$9,615,384.62                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$15,384,615.38                                    ------------------------

                                            COMERICA BANK

Revolving Credit
    Commitment:
$9,615,384.62                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$15,384,615.38                                    ------------------------


                                            CREDIT LYONNAIS NEW YORK BRANCH

Revolving Credit
    Commitment:
$9,615,384.62                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$15,384,615.38                                    ------------------------

                                            FLEET NATIONAL BANK

Revolving Credit
    Commitment:
$9,615,384.62                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$15,384,615.38                                    ------------------------

                                            ABN AMRO BANK N.V.

Revolving Credit
    Commitment:
$5,769,230.77                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$9,230,769.23                                     ------------------------


                                            By:
                                               --------------------------
                                            Name:
                                                 ------------------------
                                            Title:
                                                  -----------------------

                                            THE BANK OF NEW YORK

Revolving Credit
    Commitment:
$5,769,230.77                               By:
                                               --------------------------
                                            Name:
                                                 ------------------------
Term Commitment:                            Title:
                                                  -----------------------
$9,230,769.23

                                            THE FUJI BANK, LIMITED

Revolving Credit
    Commitment:
$5,769,230.77                               By:
                                               --------------------------
                                            Name:
                                                 ------------------------
Term Commitment:                            Title:
$9,230,769.23                                      ----------------------

                                            SUNTRUST BANK, CENTRAL FLORIDA, N.A.

Revolving Credit
    Commitment:
$5,769,230.77                               By:
                                               --------------------------
                                            Name:
                                                 ------------------------
Term Commitment:                            Title:
$9,230,769.23                                     -----------------------


                                            UNION BANK OF CALIFORNIA, N.A.

Revolving Credit
    Commitment:
$5,769,230.77                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$9,230,769.23                                     ------------------------

                                            BANKATLANTIC

Revolving Credit
    Commitment:
$3,846,153.85                               By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
Term Commitment:                            Title:
$6,153,846.15                                     ------------------------